PROSPECTUS SUPPLEMENT

     This is a Supplement, dated September 11, 1997, to the Prospectus, dated January 22, 1997, with respect to the resale of 2,990,000 6-1/2% Trust Convertible Preferred Securities (liquidation amount $50 per Convertible Preferred Security) of Insignia Financing I, guaranteed to the extent set forth therein by, and convertible into the Common Stock of, Insignia Financial Group, Inc. In order to reflect transfers of the Convertible Preferred Securities, the table appearing on pages 56 and 57 in the Prospectus under the caption "Selling Holders" is hereby restated as follows:

     The following table sets forth information with respect to the Selling Holders and the respective number of Convertible Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders and the Property Trustee.


                                                    Number of
                                                    Convertible
                                                    Preferred
Selling Holder                                      Securities
_____________                                       ___________

Amalga & Co. f/b/o SEIU. . . . . . . . . . . . . . . . . . . . . . . 900
Argent Classic Arbitrage Convertible Arbitrage
     Fund, L.P.  . . . . . . . . . . . . . . . . . . . . . . . . .90,000
Argent Classic Convertible Arbitrage Fund
     (Bermuda) L.P.. . . . . . . . . . . . . . . . . . . . . . . .43,850
Boston Co. f/b/o Kresge  . . . . . . . . . . . . . . . . . . . . . 8,800
Boston Co. f/b/o Common Fund.. . . . . . . . . . . . . . . . . . . 7,100
Boston Co. f/b/o Bush Value. . . . . . . . . . . . . . . . . . . . 4,200
Boston College Endowment.. . . . . . . . . . . . . . . . . . . . . 4,750
Cede & Co. f/b/o Donaldson . . . . . . . . . . . . . . . . . . . . 2,250
Cede & Co. f/b/o Schwan's. . . . . . . . . . . . . . . . . . . . . 5,050
Cede & Co. f/b/o Sisters of St. Joseph . . . . . . . . . . . . . . 1,800
Cede & Co. f/b/o State of Connecticut Combined
     Investment Funds. . . . . . . . . . . . . . . . . . . . . . . 3,600
Commonwealth Life Insurance Company-
     (Teamsters/Camden Non-Enhanced) . . . . . . . . . . . . . . .25,000
Commonwealth Life Insurance-Stock TRAC (Teamsters I) . . . . . . .25,000
Dean Witter Convertible Securities Trust . . . . . . . . . . . . 100,000
Dean Witter Income Builder Fund. . . . . . . . . . . . . . . . . .75,000
Delta Airlines Master Trust. . . . . . . . . . . . . . . . . . . .38,400
Ell & Co. f/b/o Outboard Marine. . . . . . . . . . . . . . . . . . 9,000
Ell & Co. f/b/o Monsanto Pension Plans . . . . . . . . . . . . . .15,100
Ell & Co. f/b/o Oklahoma Law Ret . . . . . . . . . . . . . . . . . 2,950
Employers' Reinsurance Corporation . . . . . . . . . . . . . . . .15,000
Emseg & Co. f/b/o Iowa State University. . . . . . . . . . . . . . 3,500
Fleet National Bank f/b/o City of New Haven. . . . . . . . . . . . 1,150
Froley, Revy Investment Company Inc.:  ICI American
     Holdings Pension c/o State Street Bank .. . . . . . . . . . . 4,000
Froley, Revy Investment Company Inc.:  Zeneca Holdings
     Pension c/o State Street Bank.. . . . . . . . . . . . . . . . 4,000
Froley, Revy Investment Company Inc.:  Delaware State
     Retirement Fund -- Froley, Revy c/o Mercantile
     Safe Deposit. . . . . . . . . . . . . . . . . . . . . . . . . 9,700
Froley, Revy Investment Company Inc.: PRIM Board
     c/o State Street Bank . . . . . . . . . . . . . . . . . . . .15,000
Froley, Revy Investment Company Inc.:  Oregon
     Equity Fund c/o Wells Fargo Bank. . . . . . . . . . . . . . .42,400
Froley, Revy Investment Company Inc.:  Nalco
     Chemical Retirement c/o The Northern Trust Company. . . . . . 1,700
Grace Brothers, Ltd. . . . . . . . . . . . . . . . . . . . . . . .18,000
Goldman Sachs & Company. . . . . . . . . . . . . . . . . . . . . . 2,000
Hartford Fire Insurance Company. . . . . . . . . . . . . . . . . . 9,950
Highbridge Capital Corporation . . . . . . . . . . . . . . . . . .50,000
Hughes Aircraft Company Master Retirement Trust. . . . . . . . . .18,100
Husic Capital Management as a Discretionary Asset
     Manager for the Ameritech Pension Plan under
     an Investment Management Agreement dated
     December 22, 1995 . . . . . . . . . . . . . . . . . . . . . .60,000
Janus Capital Corporation:  on behalf of Janus
     Balanced Fund . . . . . . . . . . . . . . . . . . . . . . . .47,117
Janus Capital Corporation:  on behalf of Janus
     Equity Income Fund. . . . . . . . . . . . . . . . . . . . . .13,208
Janus Capital Corporation:  on behalf of Janus
     Aspen Series Balanced Portfolio . . . . . . . . . . . . . . .11,484
Lincoln National Convertible Securities Fund . . . . . . . . . . .43,050
Lincoln National Life Insurance. . . . . . . . . . . . . . . . . .94,650
Lipper Convertibles, L.P.. . . . . . . . . . . . . . . . . . . . 173,500
Lucas & Co. f/b/o Iron Workers.. . . . . . . . . . . . . . . . . . 1,100
Museum of Fine Arts, Boston. . . . . . . . . . . . . . . . . . . . 2,000
New Hampshire State Retirement System. . . . . . . . . . . . . . .12,575
New York Life Insurance Company. . . . . . . . . . . . . . . . . 150,000
OCM Convertible Limited Partnership  . . . . . . . . . . . . . . . 3,500
OCM Convertible Trust. . . . . . . . . . . . . . . . . . . . . . .58,200
Pacific Mutual Life Insurance Co.. . . . . . . . . . . . . . . . .20,000
Paloma Securities L.L.C. . . . . . . . . . . . . . . . . . . . . .12,500
Pitt & Co. f/b/o Missouri State Employee's
     Retirement System . . . . . . . . . . . . . . . . . . . . . .24,900
Pitt & Co. f/b/o Tracor Inc. . . . . . . . . . . . . . . . . . . . . 800
Pondwave & Co. f/b/o State of Connecticut Combined
     Investment Fund . . . . . . . . . . . . . . . . . . . . . . .45,000
Promutual 10,475
Putnam Balanced Retirement Fund  . . . . . . . . . . . . . . . . . 5,600
Putnam Convertible Income-Growth Trust . . . . . . . . . . . . . .92,000
Putnam Convertible Opportunities and Income Trust  . . . . . . . . 9,180
Shepard Investments International, Ltd.. . . . . . . . . . . . . 104,000
Stark International. . . . . . . . . . . . . . . . . . . . . . . 104,000
State Employees Retirement Fund of the State of
     Delaware. . . . . . . . . . . . . . . . . . . . . . . . . . .14,500
The TCW Group, Inc.. . . . . . . . . . . . . . . . . . . . . . . 131,000
Tennessee Consolidated Retirement System . . . . . . . . . . . . .80,000
Topworks & Co. f/b/o Montgomery County Employees . . . . . . . . .11,500
Trussal & Co. f/b/o M.E.R.S. of Michigan . . . . . . . . . . . . .21,900
United National Life Insurance . . . . . . . . . . . . . . . . . . 1,650
Vanguard Convertible Securities Fund, Inc. . . . . . . . . . . . .32,100
Weirton Trust. . . . . . . . . . . . . . . . . . . . . . . . . . .10,650
Any other holder of Convertible Preferred Securities
     or future transferee, pledgee, donee or other
     successor of such holder. . . . . . . . . . . . . . . . . . 930,611
           . . . . . . . . . . . . . . . . . . . . . . . . . . ---------
     Total . . . . . . . . . . . . . . . . . . . . . . . . . . 2,990,000

This Prospectus Supplement is dated September 11, 1997